                                 Exhibit 10.8
                                 ------------

                         INVESTMENT ADVISORY AGREEMENT
                          FOR DISCRETIONARY ACCOUNTS


Gentlemen:

          The undersigned (the "Client") hereby employs Harris Associates L.P. ("Harris") as the investment adviser for the Account (referred to below) under the following terms and conditions:

          1. Harris is authorized to act for the client with respect to the acquisition, retention, management and disposition of all assets which the client may put under supervision at Harris (the "Account"). Harris shall place orders for the execution of securities transactions, without prior consultation with or notification of the Client, for the purchase, sale, exchange or other acquisition or disposition of securities for the Account. Harris shall have complete discretion as to the nature, amount and timing of all such transactions. Harris shall not subcontract any of its obligations or use sub-advisers with respect to the performance of its investment advisory services hereunder. Investments shall be in compliance with applicable law, including Illinois insurance law. The Client will furnish Harris with all powers of attorney necessary for Harris to carry out this authority, but no such powers shall be construed to authorize Harris to take any action not authorized by this Agreement.

          2. The Client shall pay Harris for the services to be rendered by Harris under this Agreement in accordance with the fee schedule attached hereto as Schedule A.

          3. (a) Harris shall place orders for the execution of transactions with or through such brokers, dealers or issuers as Harris may select.

               (b) The Client understands that Harris Associates Securities L.P. ("Securities"), an affiliate of Harris, is a broker-dealer and that Harris intends to have Securities execute securities transactions as agent for the Account and Securities will receive brokerage fees for executing such transactions. These brokerage fees will be in addition to the investment management fees paid by the Client to Harris. The brokerage fees charged to the Account by Harris with respect to any transaction for which Securities acts as a broker for the account shall be 40% of the minimum commission rates in effect on April 1, 1975 for transactions executed on the New York Stock Exchange. The Client understands that other brokers may be willing to execute transactions for the Account at commission rates different from those charged hereunder. Securities' ability to charge the foregoing brokerage commissions to the Account is an integral factor in the establishment of Harris' fees under the Agreement.

               (c) Harris may execute brokerage transactions for the Account through brokers or dealers who also provide Harris with "research services," as defined in section 28(e)(3) of the Securities Exchange Act of 1934. The commission paid to such brokers may be in excess of the amount of commission another broker would charge for the same transaction. Such research services, moreover, may be available to Harris on a cash basis. Before effecting any such transaction, Harris will determine in good faith that the amount of such commission is reasonable, in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or Harris' overall responsibilities to all of its clients. The research services so provided may relate to a specific transaction placed with such broker, but for the most part the research services will consist of a wide variety of information useful to the Account, Harris, and to Harris' other clients. Harris' ability to obtain such research services is an integral factor in the establishment of Harris' fees hereunder.

               (d) Harris may effect securities transactions for the accounts of other clients which are identical or similar to those which Harris may effect for the Account at the same or different times. Harris may also allocate transactions in securities among clients on such basis as Harris determines to be reasonable, including a determination that some clients may not purchase or sell the securities at the same time as others.

               (e) As more fully set forth in Part II of Harris' Form ADV which has been provided to the Client, the Client acknowledges that Harris' principals may occasionally buy and sell securities for their own account, including those securities recommended to clients. Such purchases or sales may be at the same or different times or prices as Client's purchases or sales.

               (f) With respect to securities transactions executed for the Account at Harris' direction through Securities, Securities may execute transactions for the accounts of its other clients which are identical or similar to, or different from or opposed to, securities transactions which Securities may execute for the Account.

               (g) In effecting securities transactions at the direction of Harris, Securities may effect similar transactions in the same security simultaneously for the Account and for the accounts of other clients. Securities may bunch these securities transactions orders. Harris will allocate the securities purchased or sold therein among the participating accounts (including the Account) as Harris determines to be reasonable. Harris and/or Securities may be charged a lesser per unit commission on such bunched orders than Harris charges its clients to whom the securities are allocated. The Client's brokerage commission will be based upon the brokerage schedule applicable to the Account based upon the number of shares, or other applicable unit, acquired by the Account and the commission rate agreed to with respect to such transaction.

          4. In connection with the services to be rendered by Harris under this Agreement, under certain circumstances, it is advisable that Harris have the authority to vote shares held in Client's Account with respect to matters which have direct impact on the value of such shares and which are best analyzed in the context of Harris' investment decisions with respect to the Account.

          Therefore, Harris is hereby granted the power as Client's Proxy and Attorney-in-Fact, upon the following conditions, to vote the shares of stock or other securities held in the Account, with respect to all matters which Harris determines to be relevant and appropriate. Harris will notify Client, and any appropriate person holding such securities in "street name,' as trustee, or custodian, when Harris has determined its intent to exercise this authority. Upon such notification, Client, by this Agreement, directs that such persons act on Harris' instructions to vote the shares, unless the Client notifies Harris and such other person of Client's determination to vote such shares itself.

          Notwithstanding the foregoing powers which are granted to Harris hereunder, to the extent that the acceptance of such powers places any affirmative regulatory obligations upon Harris because Harris may be deemed to own or control any regulated entity, Harris shall not be deemed to have accepted such powers, unless and until Harris complies with any and all applicable laws and regulations governing such regulated entity.

          5. Harris shall be responsible for its malfeasance or violation of applicable law, but neither Harris nor any of its officers, directors or employees shall be responsible hereunder, absent a finding of willful misconduct or gross negligence, for any other action, performed or omitted to be performed in good faith, or for any errors in judgment in managing the Account. Harris shall not be responsible for any loss incurred by reason of any act or omission of any broker, dealer or custodian other than itself; provided, however, that Harris will make reasonable efforts to require that brokers and dealers perform their obligations with respect to the Account. It is understood that nothing herein shall in any way constitute a waiver or limitation of any of the obligations which Harris may have under any federal securities laws.

          6. The assets of the Account shall be held by the bank, trust company, broker-dealer or other entity acceptable to Harris and appointed by the Client as custodian of the Account. The custodian shall at all times be responsible for the physical custody of the assets of the Account and for the collection of interest, dividends and other income attributable to the assets of the Account.

          7. This Agreement amends and is in substitution of all prior agreements, if any, between the parties with respect to the Account. This Agreement shall be governed by the laws of the State of Illinois.

          8. This Agreement may be terminated by the Client at any time, by giving Harris prior written notice of termination, and by Harris, by giving the Client thirty days' prior written notice of termination. Any termination of this Agreement shall not, in any case, affect or prevent the consummation of any transaction initiated prior to such termination. Additionally, the Client may terminate this contract within five days of signing it without any obligation to pay any prorated fee. No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement shall be made without prior written consent of the Client.

          9. Notices shall be deemed effective if addressed and mailed, certified or registered mail, to the Client, and to Harris.

          10. Harris shall maintain as confidential any and all information regarding Client
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that Harris obtains under this and all related agreements.

          11. Harris, being organized as a partnership, will notify Client in writing when there is a change in the membership of its organization within a reasonable time after the occurrence of such change.

          If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this letter and return it to Harris.

Very truly yours,

HARRIS ASSOCIATES L.P.

By:  /s/ Robert M. Levy
     --------------------------------------
Robert M. Levy

/s/ Earl J. Rusnak, Jr.
----------------------------------------
Earl J. Rusnak, Jr.

ACCEPTED AND AGREED TO this 22nd day of January 1996

CLIENT:  AmerInst Insurance Company

/s/ Ronald S. Katch, Treasurer
------------------------------

                           SCHEDULE A TO INVESTMENT
                           ADVISORY AGREEMENT DATED

                                     1996
                                     ----

                                    BETWEEN

                            HARRIS ASSOCIATES L.P.
                                  ("Harris")

                                      AND

                          Amerlnst Insurance Company
                          --------------------------
                                  ("Client")


          1. This Schedule of Compensation can be amended from time to time by Harris upon 30 days' prior written notice to the Client.

          2. The Client shall pay, at the beginning of each quarterly period, a fee (to be prorated and a refund made to the Client for any period of less than a quarter) based on the market value of the Account, including cash and securities, taken on the last business day of the preceding quarter, as follows:

          a)  0.25% on the first $10,000,000, plus

          b)  0.125% on the amount in excess of $10,000,000.

          c) Notwithstanding the foregoing, there shall be a minimum quarterly charge of $2,500

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          3.   By initialing in the space provided after this paragraph, Client desires the bank, trust company, broker-dealer or other entity which is acting as the custodian of the Account to pay to Harris the fee described on this Schedule A upon receipt of Harris' invoice for services rendered hereunder. In addition, Client hereby authorizes Harris to provide to such custodian of the Account a copy of this Schedule A as evidence of the authorization granted pursuant to this paragraph. /s/ RSK
                             -------
                             Client Initials


                                           Client Signature
/s/ Robert M. Levy                         By:  /s/ Ronald S. Katch, Treasurer
------------------------------                --------------------------------
Robert M. Levy


/s/ Earl J. Rusnak, Jr.
------------------------------
Earl J. Rusnak, Jr.

Date: January 22, 1996

                                 AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT
                          FOR DISCRETIONARY ACCOUNTS



          THIS AMENDMENT TO INVESTMENT ADVISORY AGREEMENT FOR DISCRETIONARY ACCOUNTS ("Amendment") is made as of this 2nd day of April, 1996 by and between AmerInst Insurance Company ("Client") and Harris Associates L. P. ("Harris").

          WHEREAS, Client and Harris have entered into a certain Investment Advisory Agreement dated as of January 22, 1996 (the "Agreement") (all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement); and

          WHEREAS, the parties desire to amend the Agreement as hereinafter provided.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Section 1 of the Agreement is amended be deleting the fifth sentence and inserting the following:

          Investments shall be in compliance with applicable law, including Illinois insurance law generally and specifically Article VIII of the Illinois Insurance Code. Investments shall also be in accordance with the guidelines established by Client's Investment Committee.

          2. Section 6 of the Agreement is amended by deleting the first sentence and inserting the following:

          The Assets of the Account shall be held by a corporation that is qualified to administer trusts in the State of Illinois under the Corporate Fiduciary Act and that has an office in the State of Illinois at which the Account is maintained, or any other entity permitted by Illinois law which is acceptable to Harris and appointed by the Client as custodian of the Account.

          3. A new Section 12 is added to the Agreement to read, in its entirety, as follows:

          The parties agree that the Agreement, unless sooner terminated or revised, shall be resubmitted to the Illinois Department of Insurance five years after the original review and at five year intervals thereafter. Amendments to the Agreement shall be subject to Department review prior to becoming effective.

          This Amendment may be executed in counterparts, each of which shall constitute one and the same instrument.

          In all other respects, the Agreement shall remain in full force and effect.


HARRIS ASSOCIATES L.P.                   AMERINST INSURANCE COMPANY


/s/ Robert M. Levy                       By:  /s/ Ronald S. Katch
-----------------------------------         ----------------------------------
Robert M. Levy                           Ronald S. Katch
                                         Investment Committee Chairman


/s/ Earl J. Rusnak, Jr.
-----------------------------------
Earl J. Rusnak, Jr.